CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 27, 2024, relating to the financial statements and financial highlights of CrossingBridge Low Duration High Income Fund (formerly known as the CrossingBridge Low Duration High Yield Fund), CrossingBridge Responsible Credit Fund, CrossingBridge Ultra-Short Duration Fund, and RiverPark Strategic Income Fund, each a series of Trust for Professional Managers, which are included in Form N-CSR for the year ended September 30, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information. We also herby consent to the reference to our firm in this Registration Statement on Form N-1A of CrossingBridge Nordic High Income Bond Fund, a series of Trust for Professional Managers, under the header “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
January 23, 2025